UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report: August 7, 2018

(Date of earliest event reported)

Ceridian HCM Holding Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-38467	46-3231686
(Commission File Number)	(IRS Employer Identification No.)

3311 East Old Shakopee Road Minneapolis, Minnesota	55425
(Address of principal executive offices)	(Zip Code)

(952) 853-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President

Effective on August 7, 2018, the Board of Directors (the “Board”) of Ceridian HCM Holding Inc. (“Ceridian”) appointed Leagh E. Turner to the position of President. Ms. Turner, age 46, has held the position of global chief operating officer, strategic customer program, of SAP SE since October 2016. In addition, Ms. Turner held the positions of acting chief operating officer, SAP Europe, Middle East, and Africa region from March 2017 to August 2017, acting president, SAP Canada Inc. from August 2015 to January 2016, chief operating officer, SAP Canada Inc. from February 2014 to October 2016, and vice president, sales central region, SAP Canada Inc. from July 2010 to February 2014.

In connection with her appointment as President, Ms. Turner entered into an employment agreement with Ceridian Canada Ltd., a subsidiary of Ceridian (“Ceridian Canada”), effective August 7, 2018, setting forth the terms of Ms. Turner’s employment and compensation arrangement. Pursuant to her employment agreement, Ms. Turner will be paid an annual base salary of $655,000, will receive a one-time signing bonus of $200,000, and will receive a cash bonus in the amount of $393,000 in December 2018 if she remains an employee of Ceridian Canada through December 31, 2018. Further, Ms. Turner will be able to participate in Ceridian’s variable incentive plan beginning in 2019 on the same terms as similarly situated executives and with a target annual payout based upon sixty percent of her annual base salary. Also, Ms. Turner will receive additional consideration in the form of (i) up to $30,000 for the services of an executive coach of her choosing, and (ii) up to $20,000 for the cost of attending the Institute of Corporate Directors – Director Education Program (through the Rotman School of Management). Ms. Turner will further be eligible to participate in such other benefit programs as made available to senior executive employees of Ceridian.

In addition, pursuant to her employment agreement, the Board approved that Ms. Turner be granted (i) a 50,000 shares restricted stock unit award and (ii) a non-qualified stock option to purchase 100,000 shares of Ceridian common stock under the terms of the Ceridian HCM Holding Inc. 2018 Equity Incentive Plan (“2018 Plan”) and the award agreements previously approved by the Board. Further, the employment agreement provides that Ms. Turner will be granted an additional 50,000 restricted stock unit award under the 2018 Plan on or about the first anniversary of her employment, provided she remains employed by Ceridian Canada on that date.

Ms. Turner’s employment agreement also provides that if her employment is terminated without cause, she will receive a lump sum cash payment equal to (i) eighteen months of total compensation (base salary plus incentive payment at target) if the termination occurs on or before the seventh anniversary of her start date, or (ii) twenty-four months of total compensation (if the termination occurs after the seventh anniversary of her start date). Further, Ms. Turner will also receive a pro-rated portion of the variable incentive plan payment that she would have been entitled to receive for the fiscal year in which her termination occurs had she remained an employee of Ceridian Canada, executive outplacement service in an amount not to exceed $10,000, and continuation of healthcare coverage based on her termination date for up to 18 to 24 months following her termination of employment. Further, Ms. Turner’s employment agreement provides that if her employment is terminated due to death or Disability (as such term is defined in her employment agreement), that she would receive a pro-rated portion of the variable incentive plan payment that she would have been entitled to receive for the fiscal year in which her death or Disability occurs had she remained continuously employed for the full fiscal year. Further, her employment agreement includes non-compete, non-recruitment and non-disparagement provisions. The foregoing summary of Ms. Turner’s employment agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such employment agreement, which will be filed as an exhibit to Ceridian’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018.

Ms. Turner has no family relationships that are required to be disclosed under Item 401(d) of Regulation S-K and is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Separation of President and Chief Operating Officer Positions

On August 7, 2018, in conjunction with the appointment of Ms. Turner as President of Ceridian, the Board separated the positions of President and Chief Operating Officer, and Paul D. Elliott stepped down as President and continues to serve in the role of Chief Operating Officer. Further, the Board approved and Ceridian, Ceridian Canada and Mr. Elliott entered into a separation and consulting agreement on August 7, 2018. Pursuant to the terms of the separation and consulting agreement, Mr. Elliott stepped down as President and continues in the role as Chief Operation Officer until May 1, 2019, at which time he will no longer be an employee of Ceridian, but will continue to serve as a consultant to Ceridian until June 30, 2020. In addition, the separation and consulting agreement provides that (i) Mr. Elliott will be paid $950,000 CAD upon execution of a release of claims, (ii) he will receive the amount of any earned variable incentive plan payment awarded by the Board for the calendar year 2018 and the pro-rated amount of any such payment awarded by the Board for the calendar year 2019, (iii) he will receive executive outplacement services not to exceed $12,000 CAD, and (iv) all issued and outstanding stock option awards granted to Mr. Elliott will be treated in accordance with the terms of the applicable Ceridian equity plan and option award agreements. The foregoing summary of Mr. Elliott’s separation and consulting agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such separation and consulting agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018.

A copy of the Press Release issued by Ceridian in connection with this report under Item 5.02(b) and (c) is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated as of August 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN HCM HOLDING INC.

By:	/s/ William E. McDonald
Name:	William E. McDonald
Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

Date: August 8, 2018

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